SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               VALUE AMERICA, INC.
             (Exact name of registrant as specified in its charter)

                  Virginia                                  33-0712568
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                               1550 Insurance Lane
                         Charlottesville, Virginia 22911
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of Each Exchange on Which Each
Title of Each Class to be so Registered             Class is to be Registered

                     N/A                                          N/A

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

        Securities Act registration statement file number to which this form relates: 333-70961

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, without par value per share
                                (Title of class)

Item 1.        Description of Registrant's Securities to be Registered.

        A description of the Registrant's Common Stock is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-70961), filed with the Securities and Exchange Commission (the "Registration Statement"), and such information is hereby incorporated by reference herein. The Registration Statement was originally filed on January 21, 1999.

Item 2.        Exhibits.

The following exhibits are filed as a part of this registration statement:

        Exhibit Number                 Description of the Exhibit

              1            Articles of Incorporation, as amended *
              2            Amended and Restated Bylaws**
              3            Form of Common Stock Certificate***
--------
* Incorporated by reference to Exhibit 3.1 to the Registration Statement. ** Incorporated by reference to Exhibit 3.2 to the Registration Statement. *** Incorporated by reference to Exhibit 4.1 to the Registration Statement.

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               Value America, Inc.

                           By: /s/ Dean M. Johnson
                               -------------------------------
                                   Dean M. Johnson
                                   Executive Vice President and
                                   Chief Financial Officer


Dated: March 23, 1999